Registration Nos. 333-187547
333-187547-01

As filed with the Securities and Exchange Commission on December 1, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EL PASO PIPELINE PARTNERS, L.P.	Delaware	26-0789784
EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.	Delaware	26-1358961
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of registrants’ principal executive offices)

David R. DeVeau

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Name, address and telephone number of agent for service)

Copy to:

Troy L. Harder

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas  77002-2770

Telephone: (713) 221-1456

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Automatic Shelf Registration Statement on Form S-3 (File Nos. 333-187547 and 333-187547-01) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on March 26, 2013 by El Paso Pipeline Partners, L.P., a Delaware limited partnership (“EPB”), and El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Subsidiary Registrant”), is being filed to deregister all unsold securities of EPB and the Subsidiary Registrant (the “Registered Securities”) that were registered under the Registration Statement.

Effective on November 26, 2014, Kinder Morgan, Inc. (“KMI”) completed the acquisition of EPB, pursuant to the Agreement and Plan of Merger dated August 9, 2014 (the “Merger Agreement”), by and among KMI, EPB, E Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of KMI (“E Merger Sub”) and the other parties thereto.

Pursuant to the Merger Agreement, E Merger Sub was merged with and into EPB, with EPB surviving the merger as a wholly owned subsidiary of KMI (the “Merger”). As a result of the Merger, each outstanding common unit of EPB not owned by KMI and its subsidiaries was automatically converted into the right to receive the merger consideration described in the Merger Agreement.

As a result of the Merger, EPB and the Subsidiary Registrant have terminated all offerings of their securities pursuant to their existing registration statements, including the Registration Statement. In accordance with an undertaking made by EPB and the Subsidiary Registrant in the Registration Statement to remove by means of a post-effective amendment any securities that were registered under the Registration Statement which remain unsold at the termination of the offering, EPB and the Subsidiary Registrant hereby de-register any and all of the Registered Securities which remained unsold at the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on December 1, 2014.

EL PASO PIPELINE PARTNERS, L.P.

By:	El Paso Pipeline GP Company, L.L.C.,
its general partner

By:	/s/ David P. Michels
Name:	David P. Michels
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on December 1, 2014.

Signature	Title

/s/ Richard D. Kinder	Director, Chairman and Chief Executive Officer of El Paso Pipeline GP Company, L.L.C., its general partner (Principal Executive Officer)
Richard D. Kinder

/s/ David P. Michels	Vice President and Chief Financial Officer of El Paso Pipeline GP Company, L.L.C., its general partner (Principal Financial and Accounting Officer)
David P. Michels

/s/ Steven J. Kean	Director of El Paso Pipeline GP Company, L.L.C., its general partner
Steven J. Kean

/s/ David R. DeVeau	Director of El Paso Pipeline GP Company, L.L.C., its general partner
David R. DeVeau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on December 1, 2014.

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:	El Paso Pipeline Partners, L.P.
its sole member

By:	El Paso Pipeline GP Company, L.L.C.
its general partner

By:	/s/ David P. Michels
Name:	David P. Michels
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on December 1, 2014.

Signature	Title

/s/ Richard D. Kinder	Director, Chairman and Chief Executive Officer of El Paso Pipeline GP Company, L.L.C., general partner of its sole member (Principal Executive Officer)
Richard D. Kinder

/s/ David P. Michels	Vice President and Chief Financial Officer of El Paso Pipeline GP Company, L.L.C., general partner of its sole member (Principal Financial and Accounting Officer)
David P. Michels

/s/ Steven J. Kean	Director of El Paso Pipeline GP Company, L.L.C., general partner of its sole member
Steven J. Kean

/s/ Thomas A. Martin	Director of El Paso Pipeline GP Company, L.L.C., general partner of its sole member
Thomas A. Martin